UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2011

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-09305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (314) 342-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On November 9, 2011, Stifel Financial Corp. reported its financial results for the three months ended September 30, 2011. A copy of the related press release is attached hereto as Exhibit 99.1. The press release includes a reference to core earnings per diluted common share. Management believes this non-GAAP financial measure provides useful information to investors because it excludes certain expenses, which are unrelated to our primary business operations, and the exclusion of these charges helps investors understand our operating results and underlying operational trends as compared to prior periods.

Stifel Financial Corp. will hold a conference call on Wednesday, November 9, 2011, at 5:00 p.m. EST. This call will be webcast and slides can be accessed on the Investor Relations portion of the Stifel Financial Corp. website at www.stifel.com, as well as on all sites within Thomson/CCBN's Investor Distribution Network. All interested parties are invited to participate by dialing (888) 676-3684 and referencing conference ID #25587443.  The conference call slide show is attached hereto as Exhibit 99.2.

The exhibits are being furnished pursuant to Item 2.02, and the information contained therein shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated November 9, 2011.
99.2	Investor presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: November 9, 2011	By:	/s/ James M. Zemlyak
James M. Zemlyak
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated November 9, 2011.
99.2	Investor presentation.